UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 25, 2013

Landmark Apartment Trust of America, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-52612	20-3975609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4901 Dickens Road, Suite 101 Richmond, Virginia	23230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 237-1335

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

Securities Purchase Agreement

On February 27, 2013, Landmark Apartment Trust of America, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with 2335887 Limited Partnership (the “OPTrust Cash Investor”), an affiliate of OPSEU Pension Trust, pursuant to which the Company issued and sold, and the OPTrust Cash Investor purchased, for cash, 1,000,000 shares of the Company’s 9.75% Series A Non-Convertible Preferred Stock (the “Series A Preferred Stock”), at a price of $10.00 per share, for an aggregate consideration of $10,000,000. Robert Douglas, a member of the Company’s board of directors, is an affiliate of OPSEU Pension Trust. The Series A Preferred Stock have a liquidation preference of $10.00 per share and entitle the holders to cumulative cash distributions at an annual rate of 9.75% of the $10.00 per share liquidation preference.

The Securities Purchase Agreement contains representations, warranties and covenants of the parties thereto that are customary for transactions of this type. In connection with the issuance and sale by the Company and the purchase by the OPTrust Cash Investor of the Series A Preferred Stock, the Company paid the OPTrust Cash Investor a purchase fee in the aggregate amount of $100,000 (or 1% of the aggregate purchase price paid by OPTrust Cash Investor). In addition, the Securities Purchase Agreement provides that the Cash Investor’s existing right of first offer to purchase its pro rata portion of any preferred equity securities that the Company may from time to time propose to issue and sell will continue to be applicable until the redemption of all shares of the Series A Preferred Stock and the Company’s 9.75% Series B Non-Convertible Preferred Stock. However, the preemptive rights may terminate earlier under certain circumstances, including in the event the OPTrust Cash Investor, together with its affiliates, ceases to hold any shares of the Company’s preferred stock.

The closing of the issuance and sale of the Series A Preferred Stock took place on February 27, 2013 simultaneously with the execution and delivery of the Securities Purchase Agreement. The shares of the Series A Preferred Stock were issued and sold by the Company to the OPTrust Cash Investor in a private placement pursuant to Section 4(2) under the Securities Act of 1933, as amended and Regulation D promulgated thereunder. The cash proceeds from the sale of the Series A Preferred Stock will be used by the Company primarily for acquisitions of capital assets and leases, retirement of debt, payment of certain transaction costs and general corporate purposes. The foregoing summary description of the material terms of the Securities Purchase Agreement is qualified in its entirety by the actual terms of the Securities Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Issuance of Warrants to Purchase Common Stock

On February 27, 2012, the Company issued to the OPTrust Cash Investor a non-detachable warrant to purchase an aggregate of $10 million in shares of the Company’s common stock at an exercise price per share of common stock equal to: (i) $9.00 if the warrants are being exercised in connection with a “change of control” (as such term is defined in the form of warrant attached as an exhibit to the Securities Purchase Agreement); or (ii) the greater of $9.00 and 80.0% of the public offering price of the Company’s common stock in the Company’s first underwritten public offering, in conjunction with which the Company’s common stock is listed for trading on the New York Stock Exchange, the Nasdaq Stock Market and/or the Toronto Stock Exchange (“IPO”), if the warrant is being exercised during the 60-day period following the IPO.

The warrant will become exercisable at any time and from time to time following the completion of an IPO and in connection with a change of control of the Company. In general, the warrant will immediately expire and cease to be exercisable upon the earliest to occur of: (i) the close of business on the later of February 27, 2016 and the date on which the stapled shares of preferred stock become mandatorily redeemable; (ii) the close of business on the date that is 60 days after the completion of the Company’s IPO (or the next succeeding business day); (iii) the consummation of a “Qualified Company Acquisition” (as such term is defined in the form of Warrant attached as an exhibit to the Securities Purchase Agreement); and (iv) the cancellation of the warrant by the Company, at its option or at the option of the warrant holder, in connection with a change of control (other than a Qualified Company Acquisition).

The non-detachable warrant was issued by the Company to the OPTrust Cash Investor in a private placement pursuant to Section 4(2) under the Securities Act and Regulation D promulgated thereunder.

The foregoing summary description of the material terms of the warrant to purchase shares of the Company’s common stock is qualified in its entirety by the actual terms of the warrant, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Registration Rights Agreement

In connection with the transactions contemplated by the Securities Purchase Agreement, on February 27, 2013, the Company entered into a registration rights agreement for the benefit of the OPTrust Cash Investor with respect to the shares of the Company’s common stock that will be issuable to it upon the exercise of the warrant issued to the OPTrust Cash Investor. The registration rights agreement contains terms that provide for demand and piggyback registration rights. The registration rights agreement has been filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Waiver of Stock Ownership Limit

In connection with the transactions contemplated by the Securities Purchase Agreement, the Board of Directors of the Company (the “Board of Directors”) granted to the OPSEU Pension Trust, the OPTrust Cash Investor, and all of the entities in which the OPSEU Pension Trust owns (directly or indirectly) 100% of the equity interests (collectively, the “OP Trust Group”) a conditional waiver from the stock ownership limit found in the Company’s charter and described below, allowing the OP Trust Group to own (1) 100% of the Series A Preferred Stock and (2) the sum of (a) 7% of the outstanding common stock of the Company and (b) the common stock acquired in connection with the redemption of limited partnership units of the Company’s operating partnership held by the OP Trust Group or upon the exercise of the warrants held by the OP Trust Group. Further, in compliance with the procedures outlined in the Company’s charter, the Board of Directors has decreased the stock ownership limit for all other stockholders from 9.9% (in value or the number of shares, whichever is more restrictive) of the aggregated outstanding shares of common stock of the Company or more than 9.9% in value of the aggregate of the outstanding shares of capital stock of the Company, to 7% in value or number of shares (whichever is more restrictive) of the aggregate of the outstanding shares of common stock of the Company and 7% in value of the aggregate outstanding shares of capital stock of the Company. The decreased stock ownership limit will not be effective for any stockholder whose percentage ownership in shares of the Company’s common stock is in excess of such decreased ownership limits until such time as such stockholder’s percentage of shares equals or falls below the decreased ownership limit; any further acquisition of shares of capital stock of the Company in excess of the ownership limitation will be in violation of the new ownership limits.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth (a) above under Item 3.02 regarding the waiver of stock ownership limit and (b) below under Item 5.03 is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 25, 2013, in connection with the transactions contemplated by the Securities Purchase Agreement, the Company filed an articles supplementary with the Maryland State Department of Assessments and Taxation (“SDAT”), increasing the number of authorized shares of the Series A Preferred Stock from 4,000,000 to an aggregate of 5,000,000 shares. The amended and restated articles supplementary became effective simultaneously with their filing with the SDAT on February 25, 2013. A copy of the articles supplementary increasing the number of the authorized shares of the Series A Preferred Stock is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Exhibits and Financial Statements.

d.	Exhibits

Exhibit Number	Description

3.1	Articles Supplementary increasing the number of authorized shares of the 9.75% Series A Cumulative Non-Convertible Preferred Stock, par value $0.01 per share, of Landmark Apartment Trust of America, Inc., dated February 25, 2013

4.1	Non-detachable warrant to purchase shares of common stock, dated February 27, 2013

4.2	Registration Rights Agreement, dated February 27, 2013, by and between Landmark Apartment Trust of America, Inc. and 2335887 Limited Partnership

10.1	Securities Purchase Agreement, dated February 27, 2013, by and between Landmark Apartment Trust of America, Inc. and 2335887 Limited Partnership

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 4, 2013	Landmark Apartment Trust of America, Inc.

	By:	/s/ B. Mechelle Lafon
	Name:	B. Mechelle Lafon
	Title:	Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles Supplementary increasing the number of authorized shares of the 9.75% Series A Cumulative Non-Convertible Preferred Stock, par value $0.01 per share, of Landmark Apartment Trust of America, Inc., dated February 25, 2013

4.1	Non-detachable warrant to purchase shares of common stock, dated February 27, 2013

4.2	Registration Rights Agreement, dated February 27, 2013, by and between Landmark Apartment Trust of America, Inc. and 2335887 Limited Partnership

10.1	Securities Purchase Agreement, dated February 27, 2013, by and between Landmark Apartment Trust of America, Inc. and 2335887 Limited Partnership